Atlassian Announces Second Quarter Fiscal Year 2026 Results
Revenue of $1,586 million, up 23% year-over-year
Cloud revenue of $1,067 million, up 26% year-over-year
Remaining performance obligations of $3,814 million, up 44% year-over-year
GAAP operating margin of (3)% and non-GAAP operating margin of 27%
TEAM Anywhere/San Francisco (February 5, 2026) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its second quarter ended December 31, 2025. A shareholder letter was posted on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“We closed out Q2 with incredible momentum across the Atlassian platform and achieved some impressive milestones along the way. We delivered our first-ever $1 billion Cloud revenue quarter, which grew 26% year-over-year, crossed 350,000 customers, and Rovo surpassed 5 million monthly active users,” said Mike Cannon-Brookes, Atlassian’s CEO and co-Founder. “Companies from the largest enterprises in the world, to the most innovative startups, rely on the Atlassian platform every day to power workflows across their organizations and unleash teamwork and knowledge at scale.”
“We delivered another strong quarter of enterprise sales and partner execution, which drove total revenue up 23% year-over-year to $1.6 billion, surpassing $6 billion in annual run-rate revenue,” said Joe Binz, Atlassian’s CFO. “With RPO up 44% year-over-year to $3.8 billion, our investments across enterprise, AI and system of work are yielding results and deeper, long-term customer commitments to the Atlassian platform.”
Second Quarter Fiscal Year 2026 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,586.3 million for the second quarter of fiscal year 2026, up 23% from $1,286.5 million for the second quarter of fiscal year 2025.
•Operating Loss and Operating Margin: Operating loss was $47.7 million for the second quarter of fiscal year 2026, compared with operating loss of $57.5 million for the second quarter of fiscal year 2025. Operating margin was (3%) for the second quarter of fiscal year 2026, compared with (4%) for the second quarter of fiscal year 2025.
•Net Loss and Net Loss Per Diluted Share: Net loss was $42.6 million for the second quarter of fiscal year 2026, compared with net loss of $38.2 million for the second quarter of fiscal year 2025. Net loss per diluted share was $0.16 for the second quarter of fiscal year 2026, compared with net loss per diluted share of $0.15 for the second quarter of fiscal year 2025.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the second quarter of fiscal year 2026 totaled $1.6 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $430.2 million for the second quarter of fiscal year 2026, compared with operating income of $335.1 million for the second quarter of fiscal year 2025. Operating margin was 27% for the second quarter of fiscal year 2026, compared with 26% for the second quarter of fiscal year 2025.
•Net Income and Net Income Per Diluted Share: Net income was $320.9 million for the second quarter of fiscal year 2026, compared with net income of $255.6 million for the second quarter of fiscal year 2025. Net income per diluted share was $1.22 for the second quarter of fiscal year 2026, compared with net income per diluted share of $0.96 for the second quarter of fiscal year 2025.
•Free Cash Flow: Cash flow from operations was $177.8 million and free cash flow was $168.5 million for the second quarter of fiscal year 2026. Free cash flow margin for the second quarter of fiscal year 2026 was 11%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•A Leader in the 2025 Gartner® Magic Quadrant™ for Marketing Work Management Platforms: Atlassian was recognized as a Leader in the 2025 Gartner Magic Quadrant for Marketing Work Management Platforms1 for the second consecutive year, and received the highest placement in Completeness of Vision. Atlassian’s Marketing Work Management solution is delivered through its Teamwork Collection, which includes Jira, Confluence, Loom, and Rovo, allowing marketing teams to collaborate seamlessly, unleash creativity, and partner with AI agents to power workflows.
•A Leader in the 2025 Gartner® Magic Quadrant™ for Collaborative Work Management: Atlassian was recognized as a Leader in the 2025 Gartner Magic Quadrant for Collaborative Work Management2. Atlassian’s AI-powered system of work, delivered through its Teamwork Collection, connects work, knowledge, and goals—bringing together technical and business teams to standardize execution, strengthen productivity, and drive continuous improvement across the enterprise. Leading global organizations trust Teamwork Collection to execute faster, align teams, and deliver better outcomes at scale—while preparing for the future of work.
•A Leader in The Forrester Wave™: Enterprise Service Management Platforms, Q4 2025: Atlassian was recognized as a Leader in The Forrester Wave: Enterprise Service Management Platforms3. Atlassian’s AI-powered Service Collection, consisting of Jira Service Management, Customer Service Management, Assets, and Rovo, connects development, IT, and business teams across the enterprise to deliver exceptional service experiences. Today, more than 65,000 organizations, including more than half of the Fortune 500, rely on Jira Service Management to enable faster collaboration and resolution for their teams and customers.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its second quarter of fiscal year 2026 with 55,369 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 12% year-over-year.
•Recognized on the Forbes World’s Best Employers 2025 List: Atlassian was recognized on the Forbes World’s Best Employers 2025 - Top Companies To Work For list. This achievement highlights Atlassian’s commitment to fostering an innovative and collaborative culture that drives technological advancement and delivers outstanding value to customers, partners, and employees.
•Board of Directors Update: Atlassian appointed Anil Sabharwal to its Board of Directors. Anil is Vice President of Product at Google and has held various senior leadership roles at the company for 17 years. Anil is a seasoned technology entrepreneur and innovator with a deep understanding of both technology and its long-term value creation. He brings significant experience building beloved products such as Google Photos, Google Chrome, Google Drive, and more. Anil’s extensive technology experience will be invaluable as Atlassian continues to power human-AI collaboration for millions of users worldwide.
1 Gartner® Magic Quadrant™ for Marketing Work Management Platforms, Michael McCune, Rachel Dooley, Lacretia Marsh, Amy Jenkins, Kate Fridley, Anja Naski, 1 December 2025
2 Gartner® Magic Quadrant™ for Collaborative Work Management, Nikos Drakos, Joe Mariano, Lacy Lei, Hironori Hayashi, 28 October 2025
Gartner does not endorse any company, vendor, product or service depicted in its publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner publications consist of the opinions of Gartner’s business and technology insights organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this publication, including any warranties of merchantability or fitness for a particular purpose. The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Press Release), and the opinions expressed in the Gartner Content are subject to change without notice. GARTNER and MAGIC QUADRANT are trademarks of Gartner, Inc. and its affiliates.
3 Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at http://www.forrester.com/about-us/objectivity/.

Financial Targets:
Atlassian is providing its financial targets as follows:
Third Quarter Fiscal Year 2026:
•Total revenue is expected to be in the range of $1,689 million to $1,697 million.
•Cloud revenue growth year-over-year is expected to be approximately 23.0%.
•Data Center revenue growth year-over-year is expected to be approximately 33.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 5.0%.
•Gross margin is expected to be approximately 85.5% on a GAAP basis and approximately 88.0% on a non-GAAP basis.
•Operating margin is expected to be approximately 0.0% on a GAAP basis and approximately 27.5% on a non-GAAP basis.
Fiscal Year 2026:
•Total revenue growth year-over-year is expected to be approximately 22.0%.
•Cloud revenue growth year-over-year is expected to be approximately 24.3%.
•Data Center revenue growth year-over-year is expected to be approximately 20.0%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 6.0%.
•Gross margin is expected to be approximately 84.0% on a GAAP basis and approximately 87.0% on a non-GAAP basis.
•Operating margin is expected to be approximately (3.0%) on a GAAP basis and approximately 25.5% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s second quarter fiscal year 2026 shareholder letter dated February 5, 2026.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, February 5, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 80% of the Fortune 500 and 350,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “further,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, offerings and capabilities and planned offerings and capabilities, investments, System of Work, AI solutions and innovation, customers, company culture, strategic priorities, leadership transitions, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q, as well as those that may be updated in our future filings with the SEC. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, and the related income tax adjustments of these items.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Subscription	$1,507,656	$1,213,248	$2,882,158	$2,345,196
Other	78,659	73,215	136,710	129,048
Total revenues	1,586,315	1,286,463	3,018,868	2,474,244
Cost of revenues (1) (2)	237,691	223,127	495,615	440,751
Gross profit	1,348,624	1,063,336	2,523,253	2,033,493
Operating expenses:
Research and development (1) (2)	826,489	680,213	1,582,483	1,283,314
Marketing and sales (1) (2)	376,434	271,894	712,861	524,287
General and administrative (1)	193,448	168,708	371,993	315,349
Total operating expenses	1,396,371	1,120,815	2,667,337	2,122,950
Operating loss	(47,747)	(57,479)	(144,084)	(89,457)
Other income (expense), net	(13,550)	(7,999)	5,254	(27,431)
Interest income	18,065	25,586	47,910	54,150
Interest expense	(12,525)	(7,291)	(21,161)	(14,609)
Loss before income taxes	(55,757)	(47,183)	(112,081)	(77,347)
Provision for (benefit from) income taxes	(13,112)	(8,975)	(17,566)	84,630
Net loss	$(42,645)	$(38,208)	$(94,515)	$(161,977)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.16)	$(0.15)	$(0.36)	$(0.62)
Diluted	$(0.16)	$(0.15)	$(0.36)	$(0.62)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	263,828	261,147	263,409	260,812
Diluted	263,828	261,147	263,409	260,812
(1)Amounts include stock-based compensation as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Cost of revenues	$20,121	$23,031	$40,052	$41,245
Research and development	324,865	260,278	571,359	453,723
Marketing and sales	55,505	43,260	99,489	79,252
General and administrative	52,133	52,161	92,851	90,656
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Cost of revenues	$19,753	$10,130	$29,710	$20,246
Research and development	93	93	187	187
Marketing and sales	5,507	3,673	9,106	7,345

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	December 31, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$1,158,122	$2,512,874
Marketable securities	407,932	424,268
Accounts receivable, net	911,915	778,302
Prepaid expenses and other current assets	297,437	175,793
Total current assets	2,775,406	3,891,237
Non-current assets:
Property and equipment, net	97,952	105,118
Operating lease right-of-use assets	126,475	169,127
Strategic investments	209,979	221,942
Intangible assets, net	494,959	244,840
Goodwill	2,305,132	1,304,445
Deferred tax assets	25,433	3,762
Other non-current assets	125,045	101,499
Total assets	$6,160,381	$6,041,970
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$231,654	$222,092
Accrued expenses and other current liabilities	603,850	681,601
Deferred revenue, current portion	2,230,427	2,227,002
Operating lease liabilities, current portion	50,696	50,164
Total current liabilities	3,116,627	3,180,859
Non-current liabilities:
Deferred revenue, net of current portion	201,082	254,252
Operating lease liabilities, net of current portion	175,774	201,483
Long-term debt	988,609	987,684
Deferred tax liabilities	23,993	23,881
Other non-current liabilities	63,447	48,157
Total liabilities	4,569,532	4,696,316
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	6,378,041	5,574,290
Accumulated other comprehensive income (loss)	(465)	13,226
Accumulated deficit	(4,786,730)	(4,241,865)
Total stockholders’ equity	1,590,849	1,345,654
Total liabilities and stockholders’ equity	$6,160,381	$6,041,970

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(42,645)	$(38,208)	$(94,515)	$(161,977)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,621	23,149	59,954	45,976
Stock-based compensation	452,624	378,730	803,751	664,876
Impairment charges for leases and leasehold improvements	—	—	26,673	—
Deferred income taxes	(48,628)	(2,161)	(48,708)	(2,929)
Amortization of interest rate swap contracts	(1,611)	(6,865)	(7,163)	(14,020)
Net loss (gain) on strategic investments	2,555	2,611	(23,971)	17,903
Net foreign currency loss (gain)	(504)	(5,621)	1,327	(2,581)
Other	(88)	(968)	80	23
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	(367,390)	(211,755)	(126,029)	(67,725)
Prepaid expenses and other assets	(43,578)	(25,759)	(136,259)	(65,673)
Accounts payable	35,315	24,863	10,358	14,719
Accrued expenses and other liabilities	32,956	30,464	(82,060)	(77,704)
Deferred revenue	123,178	183,425	(76,919)	81,509
Net cash provided by operating activities	177,805	351,905	306,519	432,397
Cash flows from investing activities:
Business combinations, net of cash acquired	(1,213,177)	—	(1,228,875)	(4,975)
Purchases of property and equipment	(9,289)	(9,336)	(23,401)	(15,487)
Purchases of strategic investments	(5,000)	(11,500)	(5,000)	(25,550)
Purchases of marketable securities	(4,496)	(116,619)	(67,259)	(160,323)
Proceeds from maturities of marketable securities	53,222	25,480	85,109	71,628
Proceeds from sales of strategic investments	34,840	271	34,840	4,313
Net cash used in investing activities	(1,143,900)	(111,704)	(1,204,586)	(130,394)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(197,440)	(69,241)	(450,246)	(252,851)
Other	—	—	—	(3,143)
Net cash used in financing activities	(197,440)	(69,241)	(450,246)	(255,994)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(823)	(9,056)	(6,752)	(5,492)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,164,358)	161,904	(1,355,065)	40,517
Cash, cash equivalents, and restricted cash at beginning of period	2,323,055	2,056,735	2,513,762	2,178,122
Cash, cash equivalents, and restricted cash at end of period	$1,158,697	$2,218,639	$1,158,697	$2,218,639

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Cloud	$1,067,027	$846,962	$2,064,735	$1,639,268
Data Center	435,616	362,281	808,264	697,875
Marketplace and other (1)	83,672	77,220	145,869	137,101
Total revenues	$1,586,315	$1,286,463	$3,018,868	$2,474,244
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as Subscription revenue on the condensed consolidated statements of operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$1,348,624	$1,063,336	$2,523,253	$2,033,493
Plus: Stock-based compensation	20,121	23,031	38,620	41,245
Plus: Amortization of acquired intangible assets	19,753	10,130	29,710	20,246
Plus: Restructuring charges (3)	—	—	31,592	—
Non-GAAP gross profit	$1,388,498	$1,096,497	$2,623,175	$2,094,984
Gross margin
GAAP gross margin	85%	83%	84%	82%
Plus: Stock-based compensation	2	1	1	2
Plus: Amortization of acquired intangible assets	1	1	1	1
Plus: Restructuring charges (3)	—	—	1	—
Non-GAAP gross margin	88%	85%	87%	85%
Operating income
GAAP operating loss	$(47,747)	$(57,479)	$(144,084)	$(89,457)
Plus: Stock-based compensation	452,624	378,730	802,319	664,876
Plus: Amortization of acquired intangible assets	25,353	13,896	39,003	27,778
Plus: Restructuring charges (3)	—	—	55,678	—
Non-GAAP operating income	$430,230	$335,147	$752,916	$603,197
Operating margin
GAAP operating margin	(3%)	(4%)	(5%)	(4%)
Plus: Stock-based compensation	29	29	27	27
Plus: Amortization of acquired intangible assets	1	1	1	1
Plus: Restructuring charges (3)	—	—	2	—
Non-GAAP operating margin	27%	26%	25%	24%
Net income
GAAP net loss	$(42,645)	$(38,208)	$(94,515)	$(161,977)
Plus: Stock-based compensation	452,624	378,730	802,319	664,876
Plus: Amortization of acquired intangible assets	25,353	13,896	39,003	27,778
Plus: Restructuring charges (3)	—	—	55,678	—
Less: Income tax adjustments (1)	(114,445)	(98,791)	(205,947)	(75,350)
Non-GAAP net income	$320,887	$255,627	$596,538	$455,327
Net income per share
GAAP net loss per share - diluted	$(0.16)	$(0.15)	$(0.36)	$(0.62)
Plus: Stock-based compensation	1.71	1.43	3.04	2.53
Plus: Amortization of acquired intangible assets	0.10	0.05	0.15	0.11
Plus: Restructuring charges (3)	—	—	0.21	—
Less: Income tax adjustments (1)	(0.43)	(0.37)	(0.78)	(0.29)
Non-GAAP net income per share - diluted	$1.22	$0.96	$2.26	$1.73
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	263,828	261,147	263,409	260,812
Plus: Dilution from dilutive securities (2)	364	4,546	843	2,422
Weighted-average shares used in computing diluted non-GAAP net income per share	264,192	265,693	264,252	263,234
Free cash flow
GAAP net cash provided by operating activities	$177,805	$351,905	$306,519	$432,397
Less: Capital expenditures	(9,289)	(9,336)	(23,401)	(15,487)
Free cash flow	$168,516	$342,569	$283,118	$416,910

(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2026 and 2025, we determined the projected non-GAAP tax rate to be 24% and 26%, respectively. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period-specific items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and six months ended December 31, 2025 and 2024, because the effect would have been anti-dilutive.
(3) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the six months ended December 31, 2025.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending March 31, 2026
GAAP gross margin	85.5%
Plus: Stock-based compensation	1.0
Plus: Amortization of acquired intangible assets	1.5
Non-GAAP gross margin	88.0%

GAAP operating margin	0.0%
Plus: Stock-based compensation	25.5
Plus: Amortization of acquired intangible assets	2.0
Non-GAAP operating margin	27.5%

Fiscal Year Ending June 30, 2026
GAAP gross margin	84.0%
Plus: Stock-based compensation	1.2
Plus: Amortization of acquired intangible assets	1.3
Plus: Restructuring Charges	0.5
Non-GAAP gross margin	87.0%

GAAP operating margin	(3.0%)
Plus: Stock-based compensation	26.0
Plus: Amortization of acquired intangible assets	1.5
Plus: Restructuring Charges	1.0
Non-GAAP operating margin	25.5%